Exhibit 10.83.5
MASTER AGREEMENT BETWEEN OWNERS AND DANIEL R. BATY
REGARDING SALE OF AL I ASSISTED LIVING PORTFOLIO

This Agreement dated as of this 30th day of September, 2004 is between Daniel R. Baty (Baty, or his permitted assigns, "Buyer") and the Sellers as listed on Schedule 1 hereto (collectively "Sellers" or "Owners"). Buyer desires to acquire the Facilities listed on Schedule 1 (collectively, the "Facilities"). Emeritus Corporation, a Washington corporation ("Emeritus"), Emeritus Management LLC, a Washington limited liability company, and Emeritus Management I LP, a Washington limited partnership (collectively with Emeritus, "Managers"), currently manage the Facilities for Sellers pursuant to the management agreement more particularly described on Exhibit A (the "Management Agreement"), and will continue to operate the facilities after the closing of the transaction contemplated under this Agreement. Contemporaneously with the execution and delivery of this Agreement, Buyer and Emeritus have entered into that certain purchase, sale, and assignment agreement of even date herewith pursuant to which Buyer has, among other things, assigned to Emeritus his interests in this Agreement. The purpose of this Agreement is to provide for certain agreements in connection with the sale of the Facilities.

In consideration of the mutual agreements herein, it is agreed:

1.    Purchase Price for Facilities. Buyer will purchase the Facilities from Sellers for an aggregate purchase price in the amount set forth on Exhibit B (collectively the "Purchase Price"), which amount is allocated among the Facilities, and between the real property and the personal property comprising each Facility, as more particularly set forth on Exhibit B (the "Purchase Price Allocation"). Buyer’s purchase of the Facilities is conditioned upon Closing of the sale of the Facilities to Buyer and the amounts secured by (a) the existing first lien mortgages held by GMAC on the Facilities and (b) the pledges of membership interests in Sellers held by Senior Housing Partners I, L.P. ("SHP") being paid in the amounts set forth on Exhibit B and satisfied from funds provided by Buyer and paid from the closing escrow (collectively the "Existing Secured Debt").

2.    Property Conveyed. At Closing, Sellers shall convey the Facilities as follows:

a.    Land and Improvements - the land and improvements owned by Sellers comprising each Facility shall be conveyed to Buyer by deed in the same general form as Sellers received title.

b.    Personal Property - the personal property owned by Seller at the Facility shall be conveyed without warranty or representation to Buyer by bill of sale, except the excluded personal property ("Excluded Personal Property") shall be conveyed to Emeritus in a manner consistent with applicable regulations as directed by Emeritus. The Excluded Personal Property means (i) licenses, permits, certificates, approvals and other tangible personal property of every kind and nature whatsoever owned by Seller as of the date hereof and related to the operation of the Facility, (ii) cash (on hand or in banks) and accounts, notes, interest and other receivables arising from the operation of the Facility prior to the date hereof, (iii) all inventories of every kind and nature whatsoever (specifically including, but not limited to, all pharmacy supplies, medical supplies, office supplies and foodstuffs) owned by Sellers as of the date hereof and relating to

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Exhibit 10.83.5

the Facility, (iv) all rights to the telephone numbers of the Facility and its sequential numbers, (v) medical records, administrative records, manuals, and other books and records relating directly to the operation of the Facility, (vi) leased equipment, and (vii) all other personal and intangible property at or used in connection with the Facilities and not conveyed to Buyer. Because Emeritus is assuming the payables and liabilities (as more particularly described in Section 3) in connection with the Facilities, it is agreed that the Excluded Personal Property has nominal value.

3.    Liabilities. Pursuant to Section 6.1 of the Management Agreement, Emeritus, except with respect to the gross negligence or willful misconduct of the Sellers, has indemnified Sellers (and the Indemnified Parties as described therein) against all damages, losses, liabilities, obligations, penalties, costs and expenses arising out of or resulting from (a) the management of the Facilities or any business conducted therein, (b) any act, fault, omission to act or misconduct by Managers, any affiliate of Managers, or any employee, agent, licensee, business invitee, guest, customer, contractor or submanager, (c) any accident, claim of malpractice, injury or damage whatsoever caused to any person, (d) any default or event of default under the Management Agreement, and (e) any loss, cost or expense resulting from the Contracts, Leases, Legal Requirements, Permits (all as defined in the Management Agreement) or operation of the Facilities or any business conducted therein, all as more particularly set forth in Section 6.1 of the Management Agreement. The indemnities set forth in Section 6.1 of the Management Agreement by their terms survive the expiration or sooner termination of the Management Agreement and are hereby ratified and affirmed. In addition, Sellers shall assign, and Emeritus shall assume, all existing leases, supply or service contracts, and payables (including, without limitation, amounts owing for utilities, real property taxes and assessments, amounts for services, goods and improvements in progress, if any, to the Facilities, insurance, and maintenance and repairs of the Facilities) arising directly or indirectly out of the operation or management of the Facilities by an Assignment and Assumption of Leases and Contracts in the form of Exhibit C hereto. In consideration of the conveyance to Emeritus of the Excluded Property (including the cash on hand and receivables), it is intended that Emeritus shall assume all of such matters related directly or indirectly to the operation and management of Facilities, excluding only (a) matters arising from the gross negligence or willful misconduct of the Sellers, or (b) breach of warranty of title in the deeds to Buyer (except for any title encumbrances created by or through Managers, including, without limitation, liens arising from nonpayment of utilities, real property taxes and assessments, and amounts for services, goods and improvements to the Facilities).

4.    Closing Costs and Prorations. Except as set forth in the following sentence, Sellers and SHP are to bear no closing, proration, or transaction costs in connection with this sale (collectively, the "Transaction Costs"), including, without limitation, title search expenses, title insurance and survey expenses, transfer or sales taxes, however denominated, escrow fees, recording costs, brokerage fees, attorney and accountant fees, preparation of closing and transfer documentation, preparation and recording of satisfactions and terminations of the Existing Secured Debt, any additional per diem amounts owing on the Existing Secured Debt, and all other closing and sale costs. Notwithstanding the foregoing, Sellers will bear the Transaction Costs to the extent cash is available from the proceeds of the sale in excess of the amount payable to satisfy the Existing Secured Debt, but Buyer or Emeritus shall pay or make provision for all Transaction Costs in excess of that amount ("Excess Closing Costs"). Because the receivables and cash on hand are being conveyed to Emeritus, and Emeritus is assuming the payables, there shall be no proration of receivables or payables at Closing. To

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Exhibit 10.83.5

the extent Sellers and SHP have paid or incurred any Excess Transaction Costs, Emeritus shall promptly reimburse Sellers therefor. To the extent any of the Transaction Costs require adjustment or are found to be incorrect after Closing (e.g., the calculation of transfer or sales tax), Emeritus shall resolve all of such matters at its expense, and pay any amounts owing or reimburse Sellers for any costs incurred if Sellers resolve such matters because Emeritus has failed to do so or be entitled to any refunds of such amounts.

5.    Condition of Facilities. The sale of the Facilities will be in their "as-is" condition. Except for warranty of title as set forth in the deeds and the conveyance documents, Sellers make no warranties or representations, and shall have no liability for: (a) the condition of the Facilities and the fixtures, furnishings, equipment and other personal property (including, without limitation, the Excluded Personal Property conveyed to Emeritus) therein; (b) the accuracy or completeness of any financial data, valuation, operating results or operating projections of the Facilities; (c) compliance with licensing, health care, and other legal or regulatory matters related to the Facilities; (d) presence of hazardous substances on, under or about the Facilities; (e) or any other matter or condition related to the Facilities.

To the extent Emeritus or Buyer have given warranties, representations, or other assurances about any of the foregoing or any other matters to Buyer’s permitted designees and/or assignees as set forth in Section 9(k), Emeritus and/or Buyer shall be solely responsible for such warranties, representations, or other assurances and shall indemnify, defend and hold harmless Sellers therefrom. Emeritus acknowledges that Managers have been managing the Facilities and are fully familiar with the Facilities and the condition thereof.

6.    Management Agreement. The Management Agreement shall terminate as of Closing or at such later date as provided in the Amended Management Agreement as defined below (except for survival of the indemnities set forth in Section 6.1 and 6.3 of the Management Agreement). The Management Agreement shall remain in full force and effect with respect to the five facilities remaining in the AL I portfolio as identified on Schedule 2. In connection with such termination as it relates to the Facilities, Emeritus acknowledges that no management fees or other amounts are owing by Sellers thereunder. However, as an accommodation to Buyer and Emeritus to facilitate relicensing, Sellers have agreed to sublease certain of the Facilities from Emeritus pursuant to Sublease Agreement in the form of Exhibit D (the "Sublease") with respect to the Facilities listed on Exhibit E (the "Sublease Facilities") to accommodate the continued operation of the Subleased Facilities until relicensing of the Facilities in Emeritus’ (or its affiliate’s) name can be accomplished. In connection with such Sublease Facilities, the Management Agreement is being amended such that the Management Agreement in such amended form will remain in place with respect to the Sublease Facilities for a short period of time after Closing, not anticipated to exceed ninety (90) days. The form of the Amendment to the Management Agreement is set forth in Exhibit F (the "Amended Management Agreement"). Sellers shall cooperate with Emeritus in such relicensing and Emeritus shall promptly reimburse any costs incurred by Sellers or any member or lender thereof. As more particularly set forth in the Sublease and the Amended Management Agreement, all costs, expenses and liabilities incurred by the Sellers as sublessee of the Sublease Facilities, whether in connection with the Sublease, the Amended Management Agreement, or relicensing of the Facilities (including, without limitation, any corrections or improvements to the Facilities required in connection with such relicensing) shall be borne by Emeritus, and Sellers shall bear no cost, expense or liability in connection therewith. The Subleases and Amended Management Agreement shall terminate upon licensing of the Sublease Facilities in Emeritus’ (or its affiliate’s,

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Exhibit 10.83.5

as applicable) name, except for the indemnities in Section 6.1 and 6.3 thereof. Emeritus shall keep Sellers advised of the progress of such relicensing.

7.    Closing. The sale of the Facilities to Buyer and the transactions described herein shall close on September 30, 2004 ("Closing").

8.    Miscellaneous.

a.    Brokers and Finders. Each party represents to the other that no broker or finder has been involved in this transaction.

b.    Notices. Any notice, demand, offer, approval or other writing required or permitted pursuant to this Agreement shall be in writing, furnished in duplicate and shall be transmitted by hand delivery, facsimile, certified mail, return receipt requested, or Federal Express or another nationally recognized overnight courier service which provides evidence of delivery, postage prepaid, as follows:

If to any Seller    AL Investors I LLC
or Sellers:    c/o Norman L. Brenden
2250 McGilchrist Street SE, Suite 200
Salem, Oregon 97302
Facsimile:    (503) 375-7644
Telephone:    (503) 370-7071 ext. 7143

With a copy to:    Foster Pepper & Shefelman PLLC
1111 Third Avenue, Suite 3400
Seattle, Washington 98101
Attn:    Gary E. Fluhrer
Facsimile:    (206) 447-9700
Telephone:    (206) 447-8896

and    Senior Housing Partners I, L.P.
c/o Mr. Noah Levy
Two Ravinia Drive, Suite 1400
Atlanta, Georgia 30346
Facsimile:    (770) 399-5363
Telephone:    (770) 395-8606

and    Goodwin Procter LLP
Exchange Place
53 State Street
Boston, Massachusetts 02109-2881
Attn:    Minta Kay
Facsimile:    (617) 227-8591
Telephone:    (617) 570-1877

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Exhibit 10.83.5

and    Prudential Real Estate Investors
8 Campus Drive, 4th Floor
Parsippany, New Jersey 07054
Attn:    Joan Hayden
Facsimile:    (973) 683-1788
Telephone:    (973) 683-1772

If to Buyer:    c/o Emeritus Corporation
3131 Elliott Avenue, Suite 500
Seattle, Washington 98121-1031
Attn:    Mr. Bill Shorten
Facsimile:    (206) 301-4500
Telephone:    (206) 301-4511

If to the Managers    c/o Emeritus Corporation
or Emeritus:    3131 Elliott Avenue, Suite 500
Seattle, Washington 98121-1031
Attn:    Mr. Bill Shorten
Facsimile:    (206) 301-4500
Telephone:    (206) 301-4511

Any party shall have the right to change the place to which such notice shall be given or add additional parties to receive notices by similar notice sent in like manner to all other parties hereto. Any notice if sent by overnight courier service shall be deemed delivered on the earlier of the date of actual delivery or the next business day, if delivered by hand delivery or facsimile shall be deemed delivered on the date of the actual delivery and if sent by mail, shall be deemed delivered on the earlier of the third day following deposit with the U.S. Postal Service or actual delivery. Any notice sent by facsimile shall also be sent on the same business day by overnight courier or mail as set forth above.

c.    Amendment, Waiver. No modification, termination or amendment of this Agreement may be made except by written agreement. No failure by Sellers or Buyer to insist upon the strict performance of any covenant, agreement, or condition of this Agreement or to exercise any right or remedy shall constitute a waiver of any such breach or any other covenant, agreement, term or condition. No waiver shall affect or alter this Agreement, and each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. All the terms, provisions, and conditions of this Agreement shall inure to the benefit of and be enforceable by Sellers’, Buyer’s, Managers’ or Emeritus’ successors and assigns.

d.    Survival. All provisions of this Agreement shall survive the Closing and/or the conveyance of the Facilities to Buyer.

e.    Captions. The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement.

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Exhibit 10.83.5

f.    No Joint Venture. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Sellers and their successors and assigns, on the one part, and Buyer and his successors and assigns on the other part. No term or provision of this Agreement is intended to be, or shall be, for the benefit of any person, firm, organization or corporation not a party hereto, and no such other person, firm, organization or corporation shall have any right or cause of action hereunder.

g.    Exhibits. All exhibits attached hereto or referenced herein are incorporated in this Agreement.

h.    Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such provisions had not been contained herein.

i.    Counterparts. This Agreement and the documents to be delivered hereunder may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

j.    Indemnification. Any indemnifications herein for the benefit of Sellers shall also run to the benefit of the "Indemnified Parties" as such term is defined in Section 6.2 of the Management Agreement.

k.    Assignment. Buyer shall be entitled to assign his interests in this Agreement to Emeritus and/or Health Care REIT, Inc. and/or its affiliates (any of the foregoing, a "Permitted Assign").

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

[Remainder of page intentionally left blank; signatures follow]

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Exhibit 10.83.5

Signature Page for Master Purchase Agreement
AL I Portfolio

BUYER:    /s/ Daniel R. Baty
DANIEL R. BATY

SELLERS:    AL INVESTORS I LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Sellers, or in cases where the Seller is a limited partnership, as sole managing member on behalf of the general partner thereof

By:    /s/ Norman L. Brenden
Norman L. Brenden, Manager

50461355.03

Exhibit 10.83.5

Consent and Acknowledgment Page for Master Purchase Agreement
AL I Portfolio

As designee to purchase the Facilities pursuant to designation under that certain Agreement dated as of even date herewith, the undersigned join in the execution of this Agreement for the sole purpose of evidencing its consent to the provisions of sections 1, 2, 4, 5, and 7 hereof:

ACKNOWLEDGED:

HEALTH CARE REIT, INC.

By:    /s/ Erin C. Ibele
Its: Vice President & Corporate Secretary

HCRI TEXAS PROPERTIES, LTD.

By:    /s/ Erin C. Ibele
Its: Vice President & Corporate Secretary

HCRI NEVADA PROPERTIES, INC.

By:    /s/ Erin C. Ibele
Its: Vice President & Corporate Secretary

HCRI KANSAS PROPERTIES, LLC

By:    /s/ Erin C. Ibele
Its: Vice President & Corporate Secretary

50461355.03

Exhibit 10.83.5

Emeritus’s Signature Page for Master Purchase Agreement
AL I Portfolio

Emeritus and Managers hereby join in the execution of this Agreement to evidence their agreement to comply with and be bound by the provisions hereof.

EMERITUS:	EMERITUS CORPORATION, a Washington corporation

By:    /s/ William M. Shorten
William M. Shorten, Director of Real Estate Finance

MANAGERS:    EMERITUS MANAGEMENT LLC, a Washington limited liability company

By:	Emeritus Corporation, a Washington corporation

By: /s/ William M. Shorten
William M. Shorten, Director of Real Estate Finance

EMERITUS MANAGEMENT I LP, a Washington limited partnership

By:	EM I, LLC, a Washington limited liability company

By:	Emeritus Corporation, a Washington corporation

By: /s/ William M. Shorten
William M. Shorten, Director of Real Estate Finance

50461355.03

Exhibit 10.83.5

SCHEDULE I

Facility	Facility City/Address	Seller
Gardens at White Chapel	200 East Village Road Newark, Delaware 19713	AL Investors Newark LLC
Barrington Place	2341 W. Norvell Bryant Hwy Lecanto, Florida 34461	AL Investors Lecanto LLC
Pavilion at Crossing Pointe	9309 S. Orange Blossom Trail Orlando, Florida 32837	AL Investors Orlando LLC
Springtree	4201 Springtree Drive Sunrise, Florida 33351	AL Investors Sunrise LLC
Elm Grove	2416 Brentwood Hutchinson, Kansas 67502	AL Investors Hutchinson LLC
Brookside Estates	15435 Bagley Road Middleburg Heights, Ohio 44130	AL Investors Middleburg Heights LLC
Bellaire Place	23 Southpointe Drive Greenville, South Carolina 29607	AL Investors Greenville LLC
Seville Estates	7401 Seville Drive Amarillo, Texas 79121	AL Investors Amarillo LP (dba in Texas as Amarillo AL Investors LP)
Dowlen Oaks	2250 N. Dowlen Road Beaumont, Texas 77706	AL Investors Beaumont LP (dba in Texas as Beaumont AL Investors LP)
Eastman Estates	2920 North Eastman Road Longview, Texas 75605	AL Investors Longview LP (dba in Texas as Longview AL Investors LP)
Saddleridge Lodge	1808 W. Loop 250 North Midland, Texas 79705	AL Investors Midland LP (dba in Texas as Midland AL Investors LP)
Myrtlewood Estates	2695 Valleyview Blvd San Angelo, Texas 76904	AL Investors San Angelo LP (dba in Texas as San Angelo AL Investors LP)
Meadowlands Terrace	3801 Martin Luther King Jr. Blvd Waco, Texas 76708	AL Investors Waco LP (dba in Texas as Waco AL Investors LP)
Lakeridge Place	2649 Plaza Parkway Wichita Falls, Texas 76309	AL Investors Wichita Falls LP (dba in Texas as Wichita Falls AL Investors LP)
Emeritus Estates	1340 N. Washington Blvd Ogden, Utah 84404	AL Investors Ogden LLC
Harbour Pointe Shores	1020 Catala Avenue SE Ocean Shores, WA 98569	AL Investors Ocean Shores LLC

SCHEDULE I 50461355.03

Exhibit 10.83.5

SCHEDULE 2

Facility	Facility City/Address	Seller
College Park Club	5612 26th Street Bradenton, FL	AL Investors Bradenton
La Villita	2935 N. 18th Place Phoenix, AZ	AL Investors Phoenix
Lodge at Mainlands	9381 US Hwy 19 N Pinellas Park, FL	AL Investors Pinellas Park
Walking Horse Meadows	207 Uffelman Drive Clarksville, TX	AL Investors Clarksville
Beneva Park Club	743 S. Beneva Road Sarasota, FL	AL Investors Sarasota

SCHEDULE 2 50461355.03

Exhibit 10.83.5

EXHIBIT A

Management Agreement

Management Agreement with Option to Purchase (Emeritus 25) dated December 30, 1998, as amended by (1) First Amendment to Management Agreement with Option to Purchase dated March 22, 2001, (2) Second Amendment to Management Agreement with Option to Purchase dated January 1, 2002, (3) Waiver, Consent and Amendment to Management Agreement dated May 1, 2002, (4) Third Amendment to Management Agreement with Option to Purchase dated of June 30, 2003, (5) Fourth Amendment to Management Agreement with Option to Purchase dated April 1, 2004, (6) Termination of Memorandum of Management Agreement With Option to Purchase for Laurel Place, (7) Termination of Memorandum of Management Agreement with Option to Purchase (Madison Glen), (8) Fifth Amendment to Management Agreement (AL GMAC Facilities) dated June 1, 2004, (9) Amendment to Memorandum of Management Agreement with Option to Purchase (Myrtlewood) dated May 2, 2004, (10) Side Letter dated June 30, 2004 (Emeritus) and (11) Side Letter dated June 30, 2004 (Baty)

EXHIBIT A 50461355.03

Exhibit 10.83.5

EXHIBIT B

Purchase Price Allocation

Community	State	Purchase Price	GMAC Debt Payoff	SHP Debt Payoff	Closing Costs Paid by Sellers*
Gardens at White Chapel	DE	21,780,000	**	**	**
Barrington Place	FL	7,100,000	**	**	**
Pavillion at Crossing Pointe	FL	6,020,000	**	**	**
Springtree	FL	17,430,000	**	**	**
Elm Grove	KS	11,190,000	**	**	**
Brookside Estates	OH	8,740,000	**	**	**
Bellaire Place	SC	5,060,000	**	**	**
Dowlen Oaks	TX	6,570,000	**	**	**
Eastman Estates	TX	4,760,000	**	**	**
Lakeridge Place	TX	3,480,000	**	**	**
Meadowlands Terrace	TX	4,680,000	**	**	**
Myrtlewood Estates	TX	9,060,000	**	**	**
Saddleridge Lodge	TX	5,330,000	**	**	**
Seville Estates	TX	5,490,000	**	**	**
Emeritus Estates	UT	7,060,000	**	**	**
Harbor Pointe Shores	WA	2,160,000	**	**	**
Aggregate		125,910,000	94,426,971.32	29,337,499.97	**

* includes lease fee, transfer taxes, title policies, appraisals, inspections, legal fees of Sellers, Buyer, and its assigns, and miscellaneous closing costs

** see attached 4 pages from closing statement

EXHIBIT B 50461355.03

Exhibit 10.83.5

EXHIBIT C

ASSIGNMENT AND ASSUMPTION
OF LEASES AND CONTRACTS
(AL I Portfolio)

THIS ASSIGNMENT AND ASSUMPTION OF LEASES AND CONTRACTS (this "Agreement") is entered into as of September 30, 2004, by and between AL Investors on behalf of each of the Sellers on Schedule I hereto ("Assignor") and Emeritus Corporation ("Assignee").

In consideration of the mutual promises contained herein and other good valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree:

1.    Facilities. The "Facilities" means each of the Facilities listed on Schedule I hereto, together with the building, structures and other improvements located on each of the Facilities.

2.    Leases. The "Leases" means those leases, tenancies, residency agreements and occupancy agreements affecting the Facilities arising out of the management and operation of the Facilities.

3.    Contracts. "Contracts" means all contracts, oral, written or an open account, for goods and services arising out the management and operation of the Facilities.

4.    Assignment. Assignor hereby grants, transfers, sets over and assigns as of the date hereof to Assignee the entire right, title and interest of Assignor in and to the Leases and the Contracts.

5.    Assumption. Assignee hereby assumes all covenants, agreements and obligations of Assignor as landlord under or as a party to the Leases and Contracts. Assignee shall perform and satisfy all obligations under each of the Leases and the Contracts whether arising before or after the date hereof. Assignee further assumes all liability of Assignor for the proper refund or return of the Security Deposits if, when and as required by the Leases.

6.    Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

7.    Counterparts. This Assignment may be executed in one or more counterparts, each of which shall be an original, but which together shall constitute one and the same assignment.

EXHIBIT C PAGE C- 50461355.03

Exhibit 10.83.5

IN WITNESS WHEREOF, Assignor and Assignee have executed and delivered this Assignment as of the day and year first above written.

ASSIGNOR:    AL INVESTORS I LLC, a Delaware limited liability company, for itself and as sole managing member on behalf of each of the Sellers, or in cases where the Seller is a limited partnership, as sole managing member on behalf of the general partner thereof

By:    /s/ Norman L. Brenden
Norman L. Brenden, Manager

ASSIGNEE:     EMERITUS CORPORATION, a Washington corporation

By:/s/ William M. Shorten
 William M. Shorten
Its: Director of Real Estate Finance

EXHIBIT C PAGE C- 50461355.03

Exhibit 10.83.5

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that Norman L. Brenden is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as Manager of AL Investors LLC, sole member, and on behalf, of each of the Sellers listed in Schedule I hereto, to be the free and voluntary act of such Seller for the uses and purposes mentioned in the instrument.

Dated this ________________ day of _________________________, 2004.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the state of Washington, residing at

My appointment expires

STATE OF WASHINGTON COUNTY OF KING	ss.

I certify that I know or have satisfactory evidence that William Shorten is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the authorized representative of Emeritus Corporation, a corporation, to be the free and voluntary act of such corporation for the uses and purposes mentioned in the instrument.

Dated this ________________ day of _________________________, 2004.

(Signature of Notary)

(Legibly Print or Stamp Name of Notary)

Notary public in and for the state of Washington, residing at

My appointment expires

EXHIBIT C PAGE C- 50461355.03

Exhibit 10.83.5

SCHEDULE I

Facility	Facility City/Address	Seller
Gardens at White Chapel	200 East Village Road Newark, Delaware 19713	AL Investors Newark LLC
Barrington Place	2341 W. Norvell Bryant Hwy Lecanto, Florida 34461	AL Investors Lecanto LLC
Pavilion at Crossing Pointe	9309 S. Orange Blossom Trail Orlando, Florida 32837	AL Investors Orlando LLC
Springtree	4201 Springtree Drive Sunrise, Florida 33351	AL Investors Sunrise LLC
Elm Grove	2416 Brentwood Hutchinson, Kansas 67502	AL Investors Hutchinson LLC
Brookside Estates	15435 Bagley Road Middleburg Heights, Ohio 44130	AL Investors Middleburg Heights LLC
Bellaire Place	23 Southpointe Drive Greenville, South Carolina 29607	AL Investors Greenville LLC
Seville Estates	7401 Seville Drive Amarillo, Texas 79121	AL Investors Amarillo LP (dba in Texas as Amarillo AL Investors LP)
Dowlen Oaks	2250 N. Dowlen Road Beaumont, Texas 77706	AL Investors Beaumont LP (dba in Texas as Beaumont AL Investors LP)
Eastman Estates	2920 North Eastman Road Longview, Texas 75605	AL Investors Longview LP (dba in Texas as Longview AL Investors LP)
Saddleridge Lodge	1808 W. Loop 250 North Midland, Texas 79705	AL Investors Midland LP (dba in Texas as Midland AL Investors LP)
Myrtlewood Estates	2695 Valleyview Blvd San Angelo, Texas 76904	AL Investors San Angelo LP (dba in Texas as San Angelo AL Investors LP)
Meadowlands Terrace	3801 Martin Luther King Jr. Blvd Waco, Texas 76708	AL Investors Waco LP (dba in Texas as Waco AL Investors LP)
Lakeridge Place	2649 Plaza Parkway Wichita Falls, Texas 76309	AL Investors Wichita Falls LP (dba in Texas as Wichita Falls AL Investors LP)
Emeritus Estates	1340 N. Washington Blvd Ogden, Utah 84404	AL Investors Ogden LLC
Harbour Pointe Shores	1020 Catala Avenue SE Ocean Shores, WA 98569	AL Investors Ocean Shores LLC

EXHIBIT C PAGE C- 50461355.03

Exhibit 10.83.5

EXHIBIT D

Sublease

See 11 pages following

EXHIBIT D 50461355.03

Exhibit 10.83.5

EXHIBIT E

Sublease Facilities

Facility	Facility Address
Barrington Place	2341 W. Norvell Bryant Hwy Lecanto, Florida 34461
Pavilion at Crossing Pointe	9309 S. Orange Blossom Trail Orlando, Florida 32837
Springtree	4201 Springtree Drive Sunrise, Florida 33351
Brookside Estates	15435 Bagley Road Middleburg Heights, Ohio 44130
Bellaire Place	23 Southpointe Drive Greenville, South Carolina 29607
Seville Estates	7401 Seville Drive Amarillo, Texas 79121
Dowlen Oaks	2250 N. Dowlen Road Beaumont, Texas 77706
Eastman Estates	2920 North Eastman Road Longview, Texas 75605
Saddleridge Lodge	1808 W. Loop 250 North Midland, Texas 79705
Myrtlewood Estates	2695 Valleyview Blvd San Angelo, Texas 76904
Meadowlands Terrace	3801 Martin Luther King Jr. Blvd Waco, Texas 76708
Lakeridge Place	2649 Plaza Parkway Wichita Falls, Texas 76309
Harbour Pointe Shores	1020 Catala Avenue SE Ocean Shores, WA 98569

EXHIBIT E 50461355.03

Exhibit 10.83.5

EXHIBIT F

Amended Management Agreement for Sublease Facilities

See 14 pages following
EXHIBIT F 50461355.03